Exhibit 1.2
CHENIERE ENERGY PARTNERS, L.P.
622,131 Common Units
Representing Limited Partner Interests

PURCHASE AGREEMENT
Houston, Texas
September 14, 2011
Cheniere Common Units Holding, LLC
700 Milam Street, Suite 800
Houston, TX 77002
Ladies and Gentlemen:
Cheniere Energy Partners, L.P., a limited partnership organized under the laws of Delaware (the “Partnership”), proposes to sell to you (the “Purchaser”) 622,131 common units (the “Firm Units”), each representing a limited partner interest in the Partnership (the “Common Units”). In addition, the Partnership has requested, and the Purchaser has agreed, to purchase up to 450,000 additional Common Units (the “Option Units”; the Option Units, together with the Firm Units, being hereinafter called the “Units”) if and to the extent that Citigroup Global Markets Inc. does not purchase such number of Common Units pursuant to the exercise of its over-allotment option granted in that certain Underwriting Agreement, dated as of the date hereof, by and among the Partnership, the General Partner, Investments and such underwriter (the “Underwriting Agreement”).
The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 18 hereof.
It is understood that as of the date hereof:
(a)the Partnership is an indirect majority owned subsidiary of Cheniere Energy, Inc., a Delaware corporation (“Cheniere”);

(b)Cheniere indirectly owns 100% of the limited liability company interests in Cheniere LNG Holdings, LLC (“Holdings”):

(c)    Holdings owns 100% of the limited liability company interests in Cheniere Energy Partners GP, LLC, a Delaware limited liability company (the “General Partner”), which is the sole general partner of the Partnership, and which owns a 2.0% general partner interest in the Partnership;

(d)    Holdings owns 100% of the limited liability company interests in Cheniere Subsidiary Holdings, LLC (“Subsidiary Holdings”), which owns all of the outstanding subordinated units in the Partnership (the “Subordinated Units”);

(e)    Holdings owns 100% of the limited liability company interests in the Purchaser;

(f)    the Partnership owns 100% of the limited liability company interests in Cheniere Energy Investments, LLC, a Delaware limited liability company (“Investments”);

(g)    Investments owns 100% of the limited liability company interests in Cheniere Midstream Services, LLC, a Delaware limited liability company (“Midstream Services”);

(h)    Investments owns 100% of the limited liability company interests in Cheniere NGL Pipeline, LLC, a Delaware limited liability company (“NGL Pipeline”);

(i)    Investments owns 100% of the outstanding limited liability company interests in Sabine Pass LNG-GP, LLC, a Delaware limited liability company (the “Operating GP”), which is the sole general partner of Sabine Pass LNG, L.P., a Delaware limited partnership (“Sabine Pass”), and which owns a non-economic general partner interest in Sabine Pass;

(j)    Investments owns 100% of the limited liability company interests in Sabine Pass LNG-LP, LLC, a Delaware limited liability company (the “Operating LP”), which owns a 100% limited partner interest in Sabine Pass and 100% of the limited liability company interests in Sabine Pass Liquefaction, LLC (the “Liquefaction Company”), a Delaware limited liability company; and

(k)    Sabine Pass owns 100% of the limited liability company interests in Sabine Pass Tug Services, LLC, a Delaware limited liability company (“Tug Services”).

The Partnership, the General Partner, Investments, Midstream Services, NGL Pipeline, the Operating GP, the Operating LP, Sabine Pass, the Liquefaction Company and Tug Services shall be referred to collectively as the “Partnership Entities.” The Partnership, the General Partner and Investments shall be referred to collectively as the “Partnership Parties.”
This is to confirm the agreement between the Partnership Parties and the Purchaser concerning the purchase of the Units from the Partnership by the Purchaser.
1.Representations and Warranties. Each of the Partnership Parties, jointly and severally, represents and warrants to the Purchaser as set forth below in this Section 1.

(a)Registration. The Partnership meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement (file number 333-168942) on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale of securities of the Partnership, including the Units. Such Registration Statement, including any amendments thereto filed prior to the Applicable Time, has become effective. The Partnership may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Units, each of which has previously been furnished to the Purchaser. The Partnership will file with the Commission a final prospectus supplement relating to the Units in accordance with Rule 424(b). As filed, such final prospectus supplement shall contain all information required by the Act and the rules thereunder, and except to the extent the Purchaser shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Purchaser prior to the Applicable Time or, to the extent not completed at the Applicable Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Partnership has advised the Purchaser, prior to the Applicable Time, will be included or made therein. The Registration Statement, at the Applicable Time, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Applicable Time.

(b)No Material Misstatements or Omissions in Registration Statement or Final Prospectus. Each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. On the Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Units are purchased, if such date is not the Closing Date (a “settlement date”), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on each Effective Date and at the Applicable Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each of the statements made by the Partnership in the Registration Statement and in any Preliminary Prospectus provided to the Purchaser, and to be made in the Final Prospectus and any further amendments or supplements to the Registration Statement or Final Prospectus within the coverage of Rule 175(b) under the Act, including (but not limited to) any statements made under the heading “Cash Distribution Policy”, was made or will be made with a reasonable basis and in good faith.

(c)No Material Misstatements or Omissions in Disclosure Package. The Disclosure Package and each electronic road show when taken together as a whole with the Disclosure Package do not, as of the Applicable Time, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)Documents Incorporated by Reference. The documents incorporated by reference in the Registration Statement or any Preliminary Prospectus did not, and the Final Prospectus when it is first filed in accordance with Rule 424(b) and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e)Eligible Issuer. (i) At the earliest time after the time of filing of the Registration Statement that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Units and (ii) as of the Applicable Time (with such date being used as the determination date for purposes of this clause (ii)), the Partnership was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Partnership be considered an Ineligible Issuer.

(f)Free Writing Prospectus Conforms to Requirements of the Act. Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Act and the rules thereunder on the date of first use, and the Partnership has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to such rules. The Partnership has retained in accordance with such rules all Issuer Free Writing Prospectuses that were not required to be filed pursuant thereto. The Partnership filed the Registration Statement before using any Issuer Free Writing Prospectus, and each Issuer Free Writing Prospectus, if any, was accompanied or preceded by a Preliminary Prospectus satisfying the requirements of Section 10 of the Act. The Partnership has taken all actions necessary so that any road show (as defined in Rule 433) in connection with the offering of the Units will not be required to be filed pursuant to the Act and the rules thereunder.

(g)Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement or the Final Prospectus.

(h)Formation and Qualification. Each of the Partnership Entities has been duly formed and is validly existing as a limited partnership, or limited liability company, as applicable, in good standing under the laws of the State of Delaware with full power and authority to enter into and perform its obligations under this Agreement (if a party hereto), to own or lease and to operate its properties and to conduct its business, in each case as described in the Disclosure Package and the Final Prospectus. Each of the Partnership Entities is duly qualified to do business as a foreign limited partnership or limited liability company, as applicable, and is in good standing under the laws of each jurisdiction that requires such qualification or registration, except where the failure to be so qualified or registered could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, results of operations, business or properties, taken as a whole, whether or not from transactions arising in the ordinary course of business, of the Partnership Entities (a “Material Adverse Effect”), or subject the limited partners of the Partnership to any material liability.

(i)Power and Authority to Act as a General Partner. The General Partner has full power and authority to act as general partner of the Partnership in all material respects as described in the Disclosure Package and the Final Prospectus. The Operating GP has full power and authority to act as general partner of Sabine Pass in all material respects as described in the Disclosure Package and the Final Prospectus.

(j)Ownership of the General Partner. Holdings owns 100% of the limited liability company interests in the General Partner; such limited liability company interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner (the “GP LLC Agreement”), and are fully paid (to the extent required by the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and Holdings owns such limited liability company interests free and clear of all liens, encumbrances, security interests, charges or other claims (“Liens”) (except for restrictions on transferability as described in the Disclosure Package and the Final Prospectus).

(k)Valid Issuance of the Units. The Units to be purchased by the Purchaser from the Partnership have been duly authorized for issuance and sale to the Purchaser pursuant to this Agreement and, when issued and delivered by the Partnership pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-607 and 17-804 of the Delaware LP Act).

(l)Capitalization. As of the date hereof, the issued and outstanding partnership interests of the Partnership consist of 26,931,023 Common Units, 135,383,831 Subordinated Units, 3,312,548 General Partner Units (as defined in the partnership agreement of the Partnership (the “Partnership Agreement”)) and the incentive distribution rights (as defined in the Partnership Agreement, the “Incentive Distribution Rights”), which are the only partnership interests in the Partnership issued and outstanding. Such Common Units, Subordinated Units and Incentive Distribution Rights, together with the limited partner interests represented thereby, have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act). The General Partner is the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership represented by such General Partner Units. Such General Partner Units have been duly authorized and validly issued in accordance with the Partnership Agreement. Subsidiary Holdings owns all of the Subordinated Units, the Purchaser owns 10,891,357 Common Units and the General Partner owns all of the General Partner Units and the Incentive Distribution Rights, in each case free and clear of all Liens (except for restrictions on transferability set forth in the Partnership Agreement, the other Liens described in the Disclosure Package and the Final Prospectus and the Liens granted in favor of the holders of indebtedness under the loan agreements, as amended, listed in Exhibits 10.35 and 10.41 of Cheniere's annual report on Form 10-K for the year ended December 31, 2010 (the “Debt Agreements”)).

(m)Ownership of Investments. The Partnership owns 100% of the limited liability company interests in Investments; such limited liability company interests have been duly authorized and validly issued in accordance with the limited liability company agreement of Investments (the “Investments LLC Agreement”) and are fully paid (to the extent required by the Investments LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such limited liability company interests free and clear of all Liens (except for restrictions on transferability as described in the Disclosure Package, the Final Prospectus or the Investments LLC Agreement).

(n)Ownership of Midstream Services. Investments owns 100% of the limited liability company interests in Midstream Services; such limited liability company interests have been duly authorized and validly issued in accordance with the limited liability company agreement of Midstream Services (the “Midstream Services LLC Agreement”) and are fully paid (to the extent required by the Midstream Services LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and Investments owns such limited liability company interests free and clear of all Liens (except for restrictions on transferability as described in the Disclosure Package, the Final Prospectus or the Midstream Services LLC Agreement).

(o)Ownership of NGL Pipeline. Investments owns 100% of the limited liability company interests in NGL Pipeline; such limited liability company interests have been duly authorized and validly issued in accordance with the limited liability company agreement of NGL Pipeline (the “NGL Pipeline LLC Agreement”) and are fully paid (to the extent required by the NGL Pipeline LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and Investments owns such limited liability company interests free and clear of all Liens (except for restrictions on transferability as described in the Disclosure Package, the Final Prospectus or the NGL Pipeline LLC Agreement).

(p)Ownership of the Operating GP. Investments owns 100% of the issued and outstanding limited liability company interests of the Operating GP; such limited liability company interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the Operating GP (the “Operating GP LLC Agreement”) and are fully paid and nonassessable; and Investments owns such limited liability company interests free and clear of all Liens (except for restrictions on transferability as described in the Disclosure Package, the Final Prospectus or the Operating GP LLC Agreement).

(q)Ownership of the Operating LP. Investments owns 100% of the limited liability company interests in the Operating LP; such limited liability company interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the Operating LP (the “Operating LP LLC Agreement”) and are fully paid (to the extent required by the Operating LP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and Investments owns such limited liability company interests free and clear of all Liens (except for restrictions on transferability as described in the Disclosure Package, the Final Prospectus or the Operating LP LLC Agreement).

(r)Ownership of the General Partner Interest in Sabine Pass. The Operating GP is the sole general partner of Sabine Pass and owns a non-economic general partner interest in Sabine Pass; such general partner interest has been duly authorized and validly issued in accordance with the agreement of limited partnership of Sabine Pass (the “Sabine Pass Partnership Agreement”); and the Operating GP owns such general partner interest free and clear of all Liens (except for Liens as described in the Disclosure Package, the Final Prospectus or the Sabine Pass Partnership Agreement and Liens granted to secure the indebtedness outstanding under the Indenture, dated November 9, 2006, between Sabine Pass and The Bank of New York (the “Sabine Indenture”)).

(s)Ownership of the Limited Partner Interest in Sabine Pass. The Operating LP owns a 100% limited partner interest in Sabine Pass; such limited partner interest has been duly authorized and validly issued in accordance with the Sabine Pass Partnership Agreement and is fully paid (to the extent required under the Sabine Pass Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-607 and 17-804 of the Delaware LP Act); and the Operating LP owns such limited partner interest free and clear of all Liens (except for Liens as described in the Disclosure Package, the Final Prospectus or the Sabine Pass Partnership Agreement and Liens granted to secure the indebtedness outstanding under the Sabine Indenture).

(t)Ownership of the Liquefaction Company. Operating LP owns 100% of the limited liability company interests in the Liquefaction Company; such limited liability company interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the Liquefaction Company (the “Liquefaction Company LLC Agreement”) and are fully paid (to the extent required by the Liquefaction Company LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and Operating LP owns such limited liability company interests free and clear of all Liens (except for restrictions on transferability as described in the Disclosure Package, the Final Prospectus or the Liquefaction Company LLC Agreement).

(u)Ownership of Tug Services. Sabine Pass owns 100% of the limited liability company interests in Tug Services; such limited liability company interests have been duly authorized and validly issued in accordance with the limited liability company agreement of Tug Services (the “Tug Services LLC Agreement”) and are fully paid (to the extent required by the Tug Services LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and Sabine Pass owns such limited liability company interests free and clear of all Liens (except for restrictions on transferability as described in the Disclosure Package, the Final Prospectus or the Tug Services LLC Agreement and Liens granted to secure the indebtedness outstanding under the Sabine Indenture).

(v)No Other Subsidiaries. Except for other Partnership Entities, none of the Partnership Entities owns, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(w)No Preemptive Rights, Registration Rights or Options. Except as identified in the Disclosure Package and the Final Prospectus, there are no (i) preemptive rights or other rights to subscribe for or to purchase any equity securities of the Partnership Entities, (ii) any restrictions upon the voting or transfer of any equity securities of the Partnership Entities, except pursuant to the Sabine Indenture or the Debt Agreements, or (iii) outstanding options or warrants to purchase any securities of the Partnership Entities. Except for such rights that have been waived or as described in the Disclosure Package and the Final Prospectus, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership.

(x)Authority and Authorization. Each of the Partnership Parties has all requisite power and authority to execute and deliver this Agreement and perform its obligations hereunder. The Partnership has all requisite partnership power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Disclosure Package and the Final Prospectus. All partnership and limited liability company action, as the case may be, required to be taken by the Partnership Parties or any of their members or partners, as the case may be, for the authorization, issuance, sale and delivery of the Units, and the consummation of the transactions contemplated by this Agreement shall have been validly taken.

(y)Authorization, Execution and Delivery of this Agreement. This Agreement has been duly authorized, executed and delivered by, or on behalf of, each of the Partnership Parties.

(z)Authorization, Execution, Delivery and Enforceability of Certain Agreements. Each of the Partnership Agreement, the GP LLC Agreement, the Investments LLC Agreement, the Operating GP LLC Agreement, the Operating LP LLC Agreement, the Midstream Services LLC Agreement, the NGL Pipeline LLC Agreement, the Sabine Pass Partnership Agreement, the Liquefaction Company LLC Agreement and the Tug Services LLC Agreement has been duly authorized, executed and delivered by each Partnership Entity party thereto and, with respect to the GP LLC Agreement, Holdings and is a valid and legally binding agreement of such entity, enforceable against such entity in accordance with its terms; provided, however, that with respect to each such agreement, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and provided further that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy.

(aa)No Conflicts. None of (i) the offering, issuance or sale by the Partnership of the Units, (ii) the execution, delivery and performance of this Agreement by the Partnership Parties or (iii) the consummation of any other transactions contemplated by this Agreement (A) conflicts or will conflict with or constitutes or will constitute a violation of the partnership agreement, limited liability company agreement, certificate of formation or conversion or other constituent document (collectively, the “Constituent Documents”) of any Partnership Entity, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any Partnership Entity is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over any Partnership Entity or any of their properties or assets in a proceeding to which any of them or their property is a party or (D) results or will result in the creation or imposition of any Lien upon any property or assets of any Partnership Entity, which conflicts, breaches, violations, defaults or Liens, in the case of clauses (B), (C) or (D), would, individually or in the aggregate, have a Material Adverse Effect or would materially impair the ability of the Partnership Parties to consummate the transactions provided for in this Agreement.

(bb)    No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over any Partnership Entity or any of their properties or assets is required in connection with (i) the offering, issuance or sale by the Partnership of the Units, (ii) the execution, delivery and performance of this Agreement or the fulfillment of the terms thereof by the Partnership Parties or (iii) the consummation of any other transactions contemplated by this Agreement, except (x) for such permits, consents, approvals and similar authorizations required under the Act, the Exchange Act and blue sky laws of any jurisdiction, and (y) for such consents that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect or would not materially impair the ability of the Partnership Parties to consummate the transactions provided for in this Agreement.

(cc)    No Defaults. None of the Partnership Entities is (i) in violation of its Constituent Documents or any statute, law or regulation or any order, judgment, decree or injunction of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over any of the Partnership Entities or any of their properties or assets or (ii) in breach, default (or an event that, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation, if continued, would have a Material Adverse Effect.

(dd)    Conformity of Units to Description. The Units conform in all material respects to the description thereof contained in the Disclosure Package and the Final Prospectus.

(ee)    No Material Adverse Change. Except as otherwise disclosed in the Disclosure Package and the Final Prospectus, subsequent to the respective dates as of which such information is given in the Disclosure Package and the Final Prospectus, (i) there has been no Material Adverse Effect or any development that may reasonably be expected to result in a Material Adverse Effect, (ii) there have been no material transactions entered into by any of the Partnership Entities, on a consolidated basis, other than transactions in the ordinary course of business, (iii) none of the Partnership Entities have incurred any material liabilities or obligations, direct or contingent other than in the ordinary course of business, (iv) the Partnership Entities, on a consolidated basis, have not, other than regular quarterly distributions, declared, paid or made a material dividend or distribution of any kind on any class of its units of beneficial interest (other than dividends or distributions from wholly owned subsidiaries), (v) the Partnership is not in default under the terms of any class of securities of the Partnership or any outstanding debt obligations, if any, which would result in a Material

Adverse Effect, (vi) there has not been any change in the authorized or outstanding units of the Partnership and (vii) there has not been any material increase in the short-term or long-term debt (including capitalized lease obligations but excluding borrowings under existing or future bank lines of credit) of the Partnership Entities, on a consolidated basis.

(ff)    No Labor Dispute. No labor problem or dispute with the employees of any Partnership Entity exists or, to the knowledge of the Partnership Parties, is threatened or imminent, and none of the Chief Executive Officer or Chief Financial Officer of any of the Partnership Entities is aware of any existing or imminent labor disturbance by the employees of any of the Partnership Entities' principal suppliers, contractors or customers, in either case that would have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus.

(gg)    Financial Statements. The consolidated historical financial statements and schedules of the Partnership and its consolidated subsidiaries included in the Preliminary Prospectus, the Final Prospectus and the Registration Statement present fairly the financial condition, results of operations and cash flows of the Partnership Entities as of the dates and for the periods indicated; such financial statements have been prepared in accordance with the applicable accounting requirements of Regulation S-X under the Act and in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved. The selected financial data set forth under the caption “Summary Historical Financial Data” in the Preliminary Prospectus, the Final Prospectus and the Registration Statement and under the caption “Selected Financial Data” in the Partnership's Annual Report on Form 10-K/A for the year ended December 31, 2010, which is incorporated by reference into the Preliminary Prospectus, the Final Prospectus and the Registration Statement, are accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical financial statements from which they have been derived.

(hh)    Independent Public Accountants. Ernst & Young LLP, who has audited certain financial statements of the Partnership and delivered its reports with respect to the audited financial statements included in the Registration Statement, the Disclosure Package and the Final Prospectus, is an independent registered public accounting firm with respect to the Partnership within the meaning of the Act.

(ii)    Litigation. Except as described in the Disclosure Package and the Final Prospectus, there is no (i) action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Partnership Parties, threatened, to which any of the Partnership Entities is or may be a party or to which the business or property of any of the Partnership Entities is or may be subject, (ii) statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency with respect to any Partnership Entity or (iii) injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction, to which any of the Partnership Entities is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, would, individually or in the aggregate, (A) have a Material Adverse Effect, (B) prevent or result in the suspension of the offering of the Units or (C) in any manner draw into question the validity of this Agreement.

(jj)    Title to Properties. Each of the Partnership Entities has good and indefeasible title to all real property and good title to all personal property described in the Disclosure Package or the Final Prospectus as owned by Partnership Entities, free and clear of all Liens except (i) as described, and subject to limitations contained, in the Disclosure Package and the Final Prospectus or (ii) as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Disclosure Package or the Final Prospectus; with respect to any real property and buildings held under lease by the Partnership Entities, such real property and buildings are held under valid and subsisting and enforceable leases with such exceptions as do not materially interfere with the use of the properties of the Partnership Entities taken as a whole as they have been used in the past as described in the Disclosure Package or the Final Prospectus and are proposed to be used in the future as described in the Disclosure Package or the Final Prospectus; provided, however, that with respect to such leases, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(kk)    Rights-of-Way. Except as described in or contemplated by the Disclosure Package and the Final Prospectus, each of the Partnership Entities has such easements or rights-of-way from each person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described in the Disclosure Package and the Final Prospectus, except for (i) qualifications, reservations and encumbrances that would not, individually or in the aggregate, have a Material Adverse Effect and (ii) such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; other than as set forth, and subject to the limitations contained, in the Disclosure Package and the Final Prospectus, each of the Partnership Entities has fulfilled and performed all its material obligations with respect to such rights-of-way, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not have a Material Adverse Effect; and, except as described in the Disclosure Package and the Final Prospectus, none of such rights-of-way contains any restriction that is materially burdensome to the Partnership Entities, taken as a whole.

(ll)    Tax Returns. Each of the Partnership Entities has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof, except in any case in which the failure so to file would not have a Material Adverse Effect except as set forth in or contemplated in the Disclosure Package and the Final Prospectus, and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus.

(mm)    Insurance. The Partnership Entities are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which they are engaged, and all such insurance is in full force and effect.

(nn)    Distribution Restrictions. No subsidiary of the Partnership is currently prohibited, directly or indirectly, from paying any distributions to the Partnership, from making any other distribution on such subsidiary's equity interests, from repaying to the Partnership any loans or advances to such subsidiary from the Partnership or from transferring any of such subsidiary's property or assets to the Partnership or any other subsidiary of the Partnership, except as described in or contemplated by the Disclosure Package and the Final Prospectus.

(oo)    Possession of Licenses and Permits. Except as described in or contemplated by the Disclosure Package and the Final Prospectus, the Partnership Entities possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business associated with their assets in their current stage of development, except where the failure so to possess would not, individually or in the aggregate, result in a Material Adverse Effect; the Partnership Entities are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, result in a Material Adverse Effect; and the Partnership Entities have not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(pp)    Environmental Laws. Except as described in or contemplated by the Disclosure Package and the Final Prospectus, the Partnership Entities (i) are in compliance with any and all applicable federal, state and local laws and regulations relating to the prevention of pollution or protection of the environment or imposing liability or standards of conduct concerning any Hazardous Materials (as defined below) (“Environmental Laws”), (ii) have received all permits required of them under applicable Environmental Laws to conduct their respective businesses as presently conducted, (iii) are in compliance with all terms and conditions of any such permits and (iv) do not have any liability in connection with the release into the environment of any Hazardous Material, except in the case of each of clauses (i), (ii), (iii) and (iv) as would not, individually or in the aggregate, have a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any applicable Environmental Law.

(qq)    Possession of Intellectual Property. Except as would not result in a Material Adverse Effect, (i) the Partnership Entities own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property

(collectively, “Intellectual Property”) necessary to carry on the business of the Partnership Entities, and (ii) the Partnership Entities have not received any notice and are not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances that would render any Intellectual Property invalid or inadequate to protect the interests in the Partnership Entities.

(rr)    Certain Relationships and Related Transactions. No relationship, direct or indirect, exists between or among any Partnership Entity or any of their respective affiliates, on the one hand, and the directors, officers, stockholders, affiliates, customers or suppliers of any Partnership Entity, on the other hand, that is required to be described in the Disclosure Package or the Final Prospectus but is not so described.

(ss)    ERISA. Each Partnership Entity is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which any Partnership Entity would have any liability, excluding any reportable event for which a waiver could apply; no Partnership Entity expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which any Partnership Entity would have any liability that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and nothing has occurred, whether by action or by failure to act, that would reasonably be expected to cause the loss of such qualification.

(tt)    Description of Legal Proceedings and Contracts; Filing of Exhibits. There are no legal or governmental proceedings pending or, to the knowledge of the Partnership Parties, threatened or contemplated, against any of the Partnership Entities, or to which any of the Partnership Entities is a party, or to which any of their respective properties or assets is subject, that are required to be described in the Registration Statement or the Disclosure Package but are not so described, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Disclosure Package or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Act or the Exchange Act. The statements included in the Registration Statement and the Disclosure Package, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate summaries of such legal matters, agreements, documents or proceedings in all material respects.

(uu)    Sarbanes-Oxley Act of 2002. Except as set forth in the Disclosure Package and Final Prospectus, the Partnership is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, the rules and regulations promulgated in connection therewith and the rules of the NYSE Amex Stock Exchange (the “NYSE Amex”) that are effective and applicable to the Partnership.

(vv)    Investment Company. None of the Partnership Entities is, and after giving effect to the offering and sale of the Units and the application of the proceeds therefrom as described in the Disclosure Package and the Final Prospectus, none of the Partnership Entities will be, an “investment company” or a company “controlled by” an “investment company,” each as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(ww)    Books and Records. The Partnership maintains a system of internal accounting controls sufficient to provide reasonable assurance that, with respect to the Partnership Entities, (i)  transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals, and appropriate action is taken with respect to any differences.

(xx)    No Deficiency in Internal Control Over Financial Reporting. Except as set forth in the Disclosure Package and Final Prospectus, based on the evaluation of its disclosure controls and procedures conducted in connection with the preparation and filing of the Partnership's annual report on Form 10-K/A for the year ended December 31, 2010, the Partnership's internal controls over financial reporting applicable to the Partnership Entities are effective and the Partnership Parties are not aware of (i) any significant deficiencies or material weaknesses in the design or operation of the Partnership's internal control over financial reporting that are likely to adversely affect the Partnership's ability to record, process, summarize and report financial data; or (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Partnership's internal control over financial reporting.

(yy)    No Changes in Internal Control Over Financial Reporting. Except as set forth in the Disclosure Package and Final Prospectus, since the date of the most recent evaluation of the disclosure controls and procedures described in Section 1(zz) hereof, there have been no significant changes in the Partnership's internal control over financial reporting that materially affected or are reasonably likely to materially affect the Partnership's internal control over financial reporting.

(zz)    Disclosure Controls and Procedures. Except as set forth in the Disclosure Package and Final Prospectus, (i) the Partnership Entities have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a‑15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership in the reports it files or will file or submit under the Exchange Act, as applicable, is accumulated and communicated to management of the General Partner, including its principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(aaa)    Loans to Directors and Officers. The Partnership Entities have provided true, correct and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by any of the Partnership Entities to any director or executive officer of any of the Partnership Entities or to any family member or affiliate of any director or executive officer of any of the Partnership Entities.

(bbb)    Political Contributions. None of the Partnership Entities nor, to the knowledge of the Partnership Parties, any officer, trustee or director purporting to act on behalf of any of the Partnership Entities, has at any time: (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law; (ii) made any payment of funds to, or received or retained any funds from, any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law; or (iii) engaged in any transactions, maintained any bank accounts or used any partnership or limited liability company funds except for transactions, bank accounts and funds, which have been and are reflected in the normally maintained books and records of the Partnership Entities.

(ccc)    Foreign Corrupt Practices Act. No Partnership Entity, nor, to the knowledge of the Partnership Parties, any director, officer, agent, employee or affiliate of any Partnership Entity, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; the Partnership Entities and their affiliates have conducted their businesses in compliance with the FCPA; and Cheniere has instituted and maintains policies and procedures applicable to itself and all of its subsidiaries that are reasonably designed to ensure, and that are reasonably expected to continue to ensure, continued compliance therewith.

(ddd)    Anti-Money Laundering Laws. The operations of the Partnership Entities are and have been conducted at all times in compliance with, in each case to the extent applicable, the financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the anti-money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Partnership Entities with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Partnership Parties, threatened.

(eee)    Office of Foreign Assets Control. None of the Partnership Entities, nor, to the knowledge of the Partnership Parties, any director, officer, agent, employee or affiliate of a Partnership Entity is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Partnership will not directly or indirectly use the proceeds of the offering of the Units, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(fff)    Private Placement. The Partnership has not sold or issued any securities that would be integrated with the offering of the Units contemplated by this Agreement pursuant to the Act or the interpretations thereof by the Commission.

(ggg)    Statistical Data. Any statistical and market-related data included in the Registration Statement, the Preliminary Prospectus or the Final Prospectus are based on or derived from sources that the Partnership believes to be reliable and accurate, and the Partnership has obtained written consent to the use of such data from such sources to the extent required.

(hhh)    Listing on the NYSE Amex. On or prior to the Closing Date, the Units will be validly listed on the NYSE Amex, subject to official notice of issuance, and, to the knowledge of the Partnership Parties, there is no violation of any listing requirements or any current or threatened action for delisting.

Any certificate signed by any officer of any of the Partnership Parties and delivered to the Purchaser or counsel for the Purchaser in connection with the offering of the Units shall be deemed a representation and warranty by the Partnership Parties, as to matters covered thereby, to the Purchaser.
2.Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Partnership, at a purchase price of $15.25 per unit, the Firm Units.

(b)    Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth herein, upon receipt of three days notice from the Partnership, the Purchaser hereby agrees to purchase from the Partnership Additional Common Units (as hereinafter defined) at the same purchase price per unit as the Purchaser shall pay for the Firm Units, less an amount per Unit equal to any distributions declared by the Partnership and payable on the Firm Units but not payable on the Option Units. Said requirement to purchase Option Units may be exercised only to the extent that Citigroup Global Markets Inc. does not exercise its option to purchase Additional Common Units under the Underwriting Agreement. Said requirement to purchase may be exercised at any time on or after the 30th day after the date of the Final Prospectus and on or before the 45th day after the date of the Final Prospectus, upon written or telegraphic notice by the Partnership to the Purchaser setting forth the number of Option Units as to which the Partnership is requiring the Purchaser to acquire and the settlement date. As used herein, “Additional Common Units” means a number of Common Units equal to 450,000 minus the number of Common Units purchased by the underwriter in connection with its option to purchase additional Common Units pursuant to terms of the Underwriting Agreement.

3.Delivery and Payment. Delivery of and payment for the Firm Units shall be made at 10:00 a.m., New York City time, on September 19, 2011, or at such time on such later date not more than three Business Days after the foregoing date as the Purchaser shall designate, which date and time may be postponed by agreement between the Purchaser and the Partnership, or as provided in Section 9 hereof (such date and time of delivery and payment for the Units being herein called the “Closing Date”). Delivery of the Units shall be made to the Purchaser against payment by the Purchaser of the purchase price thereof to or, upon the order of the Partnership, by wire transfer payable in same-day funds to an account specified by the Partnership. Delivery of the Firm Units and the Option Units shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Purchaser shall otherwise instruct.

If the requirement to purchase Option Units provided for in Section 2(b) hereof is exercised, the Partnership will deliver the Option Units (at the expense of the Partnership) to the Purchaser at 700 Milam Street, Suite 800, Houston, Texas, on the date specified by the Partnership (which shall be within three Business Days after exercise of said option), against payment by the Purchaser of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership. The Partnership will deliver to the Purchaser on the settlement date for the Option Units, and the obligation of the Purchaser to purchase the Option Units shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.
4.Reserved.

5.Agreements. Each of the Partnership Parties, jointly and severally, agrees with the Purchaser that:
(a)Preparation of Final Prospectus and Registration Statement. The Partnership will cause the Final Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed. The Partnership will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)Amendment or Supplement of Disclosure Package and Issuer Free Writing Prospectuses. If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the (i) Disclosure Package or any Issuer Free Writing Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or (ii) any Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Preliminary Prospectus or the Final Prospectus, the Partnership will (A) promptly notify the Purchaser; and (B) amend or supplement the Disclosure Package or the Issuer Free Writing Prospectus, as the case may be, to correct such statement, omission or conflict.

(c)Expenses. The Partnership agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Units; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Units, including any stamp or transfer taxes in connection with the execution of this Agreement or the original issuance and sale of the Units; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Units; (v) the registration of the Units under the Exchange Act and the listing of the Units on the NYSE Amex; (vi) the fees and expenses of the Partnership's accountants and the fees and expenses of counsel (including local and special counsel) for the Partnership; and (vii) all other costs and expenses incident to the performance by the Partnership of its obligations hereunder; provided, however, that except as otherwise provided in this Section 5(c), Section 7 or Section 8, the Purchaser shall bear and pay all of its own costs and expenses, including the fees and expenses of its counsel.

6.Conditions to the Obligations of the Purchaser. The obligations of the Purchaser to purchase the Firm Units and the Option Units, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Partnership Parties contained herein as of the Applicable Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Partnership Parties made in any certificates pursuant to the provisions hereof, to the performance by the Partnership Parties of their obligations hereunder and to the following additional conditions:

(a)The Final Prospectus and any supplement thereto have been filed in the manner and within the time period required by Rule 424(b); any material required to be filed by the Partnership pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)The Partnership shall have requested and caused Andrews Kurth LLP, counsel for the Partnership Entities, to have furnished to the Purchaser their opinion, dated the Closing Date and addressed to the Purchaser, with respect to such matters as the Purchaser shall reasonably request.

(c)The General Partner shall have furnished to the Purchaser a certificate of the Partnership, signed on behalf of the Partnership by the Chief Financial Officer of the General Partner, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, and this Agreement and that:

(i)the representations and warranties of the Partnership Parties in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Partnership has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued, and no proceedings for that purpose have been instituted or, to the Partnership's knowledge, threatened; and

(iii)since the date of the most recent financial statements included in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(d)Intentionally Omitted.

(e)Subsequent to the Applicable Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change specified in the letter or letters referred to in paragraph (d) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Partnership Entities taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Purchaser, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(f)Prior to the Closing Date, the Partnership Parties shall have furnished to the Purchaser such further information, certificates and documents as the Purchaser may reasonably request.

(g)Subsequent to the Applicable Time, there shall not have been any decrease in the rating of any of Sabine Pass's debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(h)The Units shall be listed and admitted and authorized for trading on the NYSE Amex, and reasonably satisfactory evidence of such actions shall have been provided to the Purchaser.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Purchaser and counsel for the Purchaser, this Agreement and all obligations of the Purchaser hereunder may be canceled at, or at any time prior to, the Closing Date by the Purchaser. Notice of such cancellation shall be given to the Partnership in writing or by telephone or facsimile confirmed in writing.
The documents required to be delivered by this Section 6 shall be delivered at the offices of Andrews Kurth LLP, counsel for the Purchaser, at 600 Travis, Suite 4200, Houston, Texas 77002, on the Closing Date.
7.Reimbursement of Purchaser's Expenses. If the sale of the Units provided for herein is not consummated because any condition to the obligations of the Purchaser set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 9 hereof or because of any refusal, inability or failure on the part of the Partnership Parties to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Purchaser, the Partnership Parties will reimburse the Purchaser on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by it in connection with the proposed purchase and sale of the Units.

8.Indemnification and Contribution

(a)Each of the Partnership Parties agrees, jointly and severally, to (i) indemnify and hold harmless the Purchaser, the managers, officers, employees, agents and affiliates of the Purchaser and each person who controls the Purchaser within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any amendment thereof, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) any untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus, any Preliminary Prospectus, the Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus, or any other “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or in any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (ii) reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Partnership Parties will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Partnership Parties by or on behalf of the Purchaser specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Partnership Parties may otherwise have.

(b)The Purchaser agrees to indemnify and hold harmless each of the Partnership Parties, each director of the General Partner, each of the General Partner's officers who signs the Registration Statement, and each person who controls any Partnership Party within the meaning of either the Act or the Exchange Act, to the same extent as the parties foregoing indemnity from the Partnership Parties to the Partnership, but only with reference to written information relating to the Partnership furnished to the Partnership Parties by or on behalf of the Partnership specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability that the Partnership may otherwise have.

(c)Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Partnership Parties agree, jointly and severally, and the Purchaser agrees, to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Partnership Parties and the Purchaser may be subject in such proportion as is appropriate to reflect the relative benefits received by the Partnership Parties, on the one hand, and by the Purchaser, on the other, from the offering of the Units. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Partnership Parties and the Purchaser shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Partnership Parties, on the one hand, and of the Purchaser, on the other, in connection with the statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Partnership Parties shall be deemed to be equal to the total net proceeds from the offering of the Units (before deducting expenses) received by it, and benefits received by the Purchaser shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Partnership Parties, on the one hand, or the Purchaser, on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Partnership Parties and the Purchaser agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls the Purchaser within the meaning of either the Act or the Exchange Act and each manager, officer, employee and agent of the Purchaser shall have the same rights to contribution as the Purchaser, and each person who controls the General Partner or the Partnership within the meaning of either the Act or the Exchange Act, each officer of any of the General Partner or the Partnership who shall have signed the Registration Statement and each director of any of the General Partner or the Partnership shall have the same rights to contribution as the Partnership Parties, subject in each case to the applicable terms and conditions of this paragraph (d).

9.Termination. This Agreement shall be subject to termination in the absolute discretion of the Purchaser, by notice given to the Partnership prior to delivery of and payment for the Units, if at any time prior to such delivery and payment (i) trading in the Common Units shall have been suspended by the Commission or the NYSE Amex or trading in securities generally on the New York Stock Exchange or the NYSE Amex shall have been suspended or limited or minimum prices shall have been established on either of such exchanges, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities, (iii) a material disruption in commercial banking or securities settlement or clearance services in the United States shall have occurred or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Purchaser, impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Preliminary Prospectus or the Final Prospectus (exclusive of any supplement thereto).

10.Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Partnership Parties or their respective officers and of the Purchaser set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Purchaser or the Partnership Parties or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Units. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

11.Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Purchaser, will be mailed, delivered or telefaxed to Cheniere Common Units Holding, LLC, at 700 Milam, Suite 800, Houston, Texas 77002, Attention: Chief Financial Officer; or, if sent to the Partnership, will be mailed, delivered or telefaxed to Cheniere Energy Partners, L.P., at 700 Milam, Suite 800, Houston, Texas 77002 and confirmed to the Corporate Secretary.
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12.Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

13.Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Partnership Parties and the Purchaser with respect to the subject matter hereof.

14.Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

15.Waiver of Jury Trial. Each of the Partnership Parties hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

16.Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same agreement.

17.Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

18.Definitions. The following terms, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Applicable Time” means 9:05 a.m. (Eastern time) on September 14, 2011.

“Base Prospectus” shall mean the base prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Effective Time.
“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.
“Commission” shall mean the Securities and Exchange Commission.
“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Applicable Time, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule I hereto, (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package and (iv) the number of Firm Units and Option Units, the public offering price for the Units and the Closing Date, which will be included on the cover page of the Final Prospectus.
“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Final Prospectus” shall mean the prospectus supplement relating to the Units that is first filed pursuant to Rule 424(b) after the Applicable Time, together with the Base Prospectus.
“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.
“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.
“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in Section 1(a) hereof which is used prior to the filing of the Final Prospectus in connection with the offering of the Units, together with the Base Prospectus.
“Registration Statement” shall mean the registration statement referred to in Section 1(a) hereof, including exhibits and financial statements and any prospectus supplement relating to the Units that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.
“Rule 158,” “Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 430B,” “Rule 433,” and “Rule 462” refer to such rules under the Act.
“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Partnership Parties and the Purchaser.

Very truly yours,

CHENIERE ENERGY PARTNERS, L.P.

By:	Cheniere Energy Partners GP, LLC
its general partner

By:	/s/ Graham McArthur
Name:	Graham McArthur
Title:	Vice President and Treasurer

CHENIERE ENERGY PARTNERS GP, LLC

By:	/s/ Graham McArthur
Name:	Graham McArthur
Title:	Vice President and Treasurer

CHENIERE ENERGY INVESTMENTS, LLC

By:	/s/ Graham McArthur
Name:	Graham McArthur
Title:	Vice President and Treasurer

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

CHENIERE COMMON UNITS HOLDINGS, LLC

By:	/s/ Graham McArthur
Name:	Graham McArthur
Title:	Treasurer

SCHEDULE I
Free Writing Prospectuses included in the Disclosure Package
None.